Advanced Outsource Agreement for Sales Services

This Agreement is made between EShop Communities, Inc. (Client) with a principle place of business at 350 West 9th ave., Escondido, CA 92025 and (Advanced Outsource), with a principal place of business at: 5225 Canyon Crest Drive, Riverside, CA. This Agreement will become effective on 10/7/2003 and will end no later than 10/7/2004.

Services to be Performed

Advanced  Outsource agrees to sell the following product for EShop  Communities,
Inc.:

Online advertising medium supported by proper online marketing campaign to local small businesses covering the Temecula & Murrieta region.

This work will be performed by Advanced Outsource. Advanced Outsource shall have no obligation to perform any services other than the sale of the product described here unless further compensation is agreed upon.

 Compensation

In consideration for the services to be performed by Advanced Outsource, EShop Communities, Inc. agrees to pay Advanced Outsource a commission on completed sales as follows:

Seven ($7) dollars per month per committed client. Committed client is defined as any client agreed in writing to receive an advertisement listing on EShop Communities' website.

 Advanced Outsource acknowledges that no other compensation is payable by EShop Communities, Inc., and that all of Advanced Outsource's compensation will depend on sales made by Advanced Outsource. None of Advanced Outsource's compensation shall be based on the number of hours worked by Advanced Outsource.

 Expenses

Advanced  Outsource  shall  be  responsible  for  all  expenses  incurred  while performing services under this Agreement. This includes license fees, memberships and dues; automobile and other travel expenses; meals and entertainment; insurance premiums; and all salary, expenses and other compensation paid to employees or contract personnel the Advanced Outsource hires to complete the work under this Agreement.

 Independent Advanced Outsource Status

Advanced Outsource's employees or contract personnel are not EShop Communities, Inc.'s employees. Advanced Outsource and EShop Communities, Inc. agree to the following rights consistent with business to business relationship:

*Advanced Outsource has the right to perform services for others during the term of this Agreement.

*Advanced Outsource has the sole right to control and direct the means, manner and method by which the services required by this Agreement will be performed. Consistent with this freedom from EShop Communities, Inc.'s control, Advanced
Outsource:

- does not have to pursue or report on leads furnished by EShop Communities, Inc.

- is not required to attend sales meetings organized by EShop Communities, Inc.

- does not have to obtain EShop Communities, Inc.'s pre-approval for orders, and

*Subject to any restrictions on Advanced Outsource's sales territory contained in this Agreement, Advanced Outsource has the right to perform the services required by this Agreement at any location or time.

*Advanced Outsource will furnish all equipment and materials used to provide the services required by this Agreement and may except further marketing materials in conjunction with EShop Communities.

*Advanced Outsource has the right to hire assistants as subcontractors, or to use employees to provide the services required by this Agreement, except that EShop Communities, Inc. may supply Advanced Outsource with sales forms.

*The Advanced Outsource or Advanced Outsource's employees or contract personnel shall perform the services required by this Agreement; EShop Communities, Inc. shall not hire, supervise or pay any assistants to help Advanced Outsource.

*EShop Communities, Inc. shall not require Advanced Outsource or Advanced Outsource's employees or contract personnel to devote full time to performing the services required by this Agreement.

 Business Permits, Certificates and Licenses

Advanced Outsource has complied with all federal, state and local laws requiring business permits, certificates and licenses required to carry out the services to be performed under this Agreement.

 State and Federal Taxes

 EShop Communities, Inc. will not:
 *withhold state or federal income tax from Advanced Outsource's payments.

Advanced Outsource shall pay all taxes incurred while performing services under this Agreement--including all applicable income taxes and, if Advanced Outsource is not a corporation, self-employment (Social Security) taxes. Upon demand, Advanced Outsource shall provide EShop Communities, Inc. with proof that such payments have been made.

 Fringe Benefits

Advanced Outsource understands that neither Advanced Outsource nor Advanced Outsource's employees or contract personnel are eligible to participate in any employee pension, health, vacation pay, sick pay or other fringe benefit plan of EShop Communities, Inc.

 Confidentiality

Advanced Outsource will not disclose or use, either during or after the term of this Agreement, any proprietary or confidential information of EShop Communities, Inc. without EShop Communities, Inc.'s prior permission except to the extent necessary to perform services on Advanced Outsource's behalf.

 Proprietary or confidential information includes:

*the written, printed, graphic or electronically recorded materials furnished by EShop Communities, Inc. for Advanced Outsource to use

*business plans, customer lists, operating procedures, trade secrets, design formulas, know-how and processes, computer programs and inventories, discoveries and improvements of any kind, and

*information belonging to customers and suppliers of EShop Communities, Inc. about whom Advanced Outsource gained knowledge as a result of Advanced Outsource's services to EShop Communities, Inc..

Advanced Outsource shall not be restricted in using any material which is publicly available, already in Advanced Outsource's possession or known to Advanced Outsource without restriction, or which is rightfully obtained by Advanced Outsource from sources other than EShop Communities, Inc.

Upon termination of Advanced Outsource's services to EShop Communities, Inc., or at EShop Communities, Inc.'s request, Advanced Outsource shall deliver to EShop Communities, Inc. all materials in Advanced Outsource's possession relating to EShop Communities, Inc.'s business.

 Terminating the Agreement

With reasonable cause, either EShop Communities, Inc. or Advanced Outsource may terminate this Agreement, effective immediately upon giving written notice.

 Reasonable cause includes:

*a material violation of this Agreement, or

* any act exposing the other party to liability to others for personal injury or property damage.

 OR

Either party may terminate this Agreement any time by giving thirty days written notice to the other party of the intent to terminate.

 Exclusive Agreement

This is the entire Agreement between Advanced Outsource and EShop Communities, Inc.

 Severability

If any part of this Agreement is held unenforceable, the rest of the Agreement will continue in effect.

 Applicable Law

 This Agreement will be governed by the laws of the state of California.

 Notices

All notices and other communications in connection with this Agreement shall be in writing and shall be considered given as follows:

*when delivered personally to the recipient's address as stated on this Agreement

*three days after being deposited in the United States mail, with postage prepaid to the recipient's address as stated on this Agreement, or

*when sent by email to the proper email address of the recipient known to the person giving notice. Notice is effective upon receipt provided that a duplicate copy of the notice is promptly given by first class mail, or the recipient delivers a written confirmation of receipt.

 No Partnership

This Agreement does not create a partnership relationship. Advanced Outsource does not have authority to enter into contracts on EShop Communities, Inc.'s behalf.

 Resolving Disputes

If a dispute arises under this Agreement, any party may take the matter to court.

 Mediation
If any court action is necessary to enforce this Agreement, the prevailing party shall be entitled to reasonable attorney fees, costs and expenses in addition to any other relief to which he or she may be entitled.

 OR

If a dispute arises under this Agreement, the parties agree to first try to resolve the dispute with the help of a mutually agreed-upon mediator in California. Any costs and fees other than attorney fees associated with the mediation shall be shared equally by the parties.

If the dispute is not resolved within 30 days after it is referred to the mediator, any party may take the matter to court.

 Signatures

 EShop Communities, Inc.:

 EShop Communities, Inc. Representative:
 /s/ Michael Kelleher
 Michael Kelleher
 President
 10/7/2003

 Advanced Outsource Represntative
 /s/ Aaron A. Hnery
 Aaron A. Henry
 Tax Id. 65-1194052
 10/7/2003






If Agreement Is Faxed:

Advanced Outsource and EShop Communities, Inc. agree that this Agreement will be considered signed when the signature of a party is delivered by facsimile transmission. Signatures transmitted by facsimile shall have the same effect as original signatures.